Exhibit 99.6

SGOCO GROUP, LTD.

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials, including the Company’s prospectus, dated          , 2018 (the “Prospectus”), relating to the distribution, at no charge, to holders of ordinary shares, par value $0.004 (the “Ordinary Shares”), and to holders of warrants of SGOCO Group, Ltd., a Cayman Islands corporation (the “Company”), as of 5:00 p.m., New York City time, on          , 2018, of non-transferable subscription rights (the “Rights”) to purchase Ordinary Shares at a price of $          per share.

This will instruct you whether to exercise Rights distributed with respect to the Ordinary Shares or Warrants held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions for Use of Subscription Rights Certificates.”

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Ordinary shares.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Ordinary shares as set forth below:

	Number of Ordinary Shares Subscribed For		Subscription Price		Payment

Basic Subscription Privilege	______________	x	$	=	$ (Line 1)

Over-Subscription Privilege	______________	x	$	=	$ (Line 2)

Total Payment Required					$ (Sum of Lines 1 and 2)

Box 3. ☐ Payment in the following amount is enclosed: $           .

Box 4. ☐ Please deduct payment of $            from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above.)

Type of Account: _______________________

Account No.: __________________________

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Ordinary Shares indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the Ordinary Shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of Beneficial Owner(s):

Signature of Beneficial Owners(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including zip code):

Telephone Number:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

If you do not check Box 1, please do the following:

•	Check Box 2 and fill out the table shown in Box 2.

•	Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.

•	Sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.